EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS
FOR FOURTH QUARTER AND FISCAL YEAR 2020

For the quarter ended March 31, 2020

◦	Net sales of $1.326 billion, up 3.0% sequentially and down 0.3% from the year ago quarter. Our updated guidance provided on March 2, 2020 was for net sales to be about flat sequentially.

◦
On a GAAP basis: gross margin of 61.4%; operating income of $160.7 million; net income of $99.9 million; and EPS of $0.39 per diluted share. Microchip withdrew its March 2020 quarterly earnings per share guidance when it provided its net sales guidance update on March 2, 2020.

◦
On a Non-GAAP basis: gross margin of 62.0%; operating income of $485.7 million and 36.6% of net sales; net income of $375.5 million and EPS of $1.46 per diluted share. Microchip withdrew its March 2020 quarterly earnings per share guidance when it provided its net sales guidance update on March 2, 2020.

◦	End-market demand of $1.323 billion was $3.8 million lower than net sales.

◦	Cash flow from operations of $371.7 million.

◦	Paid down $236.0 million of debt in the March 2020 quarter. Cumulatively paid down $2.222 billion of debt over the last seven quarters.

◦	Record quarterly dividend declared of 36.75 cents per share.

For fiscal year 2020

◦	Net sales of $5.274 billion.

◦
On a GAAP basis: gross margins of 61.5%; operating income of $647.1 million; net income of $570.6 million, adversely impacted by purchase accounting adjustments associated with our acquisitions; and EPS of $2.23 per diluted share.

◦	On a Non-GAAP basis: record gross margins of 61.9%; operating income of $1.907 billion; net income of $1.440 billion and EPS of $5.62 per diluted share.

◦	End-market demand of $5.342 billion.

CHANDLER, Arizona - May 7, 2020 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected and secure embedded control solutions, today reported results for the three months and fiscal year ended March 31, 2020 as summarized in the following table:

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Fourth Quarter and Fiscal 2020
Financial Results

	Three Months Ended March 31, 2020(1)				Year Ended March 31, 2020(1)
Net sales	$1,326.4				$5,274.2
	GAAP	%	Non-GAAP(2)%		GAAP	%	Non-GAAP(2)%
Gross margin	$813.9	61.4%	$822.3	62.0%	$3,242.1	61.5%	$3,266.3	61.9%
Operating income	$160.7	12.1%	$485.7	36.6%	$647.1	12.3%	$1,907.1	36.2%
Other expense	$(114.9)		$(82.0)		$(496.7)		$(371.3)
Income tax (benefit) provision	$(54.1)		$28.2		$(420.2)		$96.2
Net income	$99.9	7.5%	$375.5	28.3%	$570.6	10.8%	$1,439.6	27.3%
Net income per diluted share	$0.39		$1.46		$2.23		$5.62
(1) In millions, except per share amounts and percentages of net sales.
(2) See the "Use of Non-GAAP Financial Measures" section of this release.

GAAP net sales for the fourth quarter of fiscal 2020 were $1.326 billion, down 0.3% from net sales of $1.330 billion in the prior year's fourth fiscal quarter.

GAAP net income for the fourth quarter of fiscal 2020 was $99.9 million, or $0.39 per diluted share, down from GAAP net income of $174.7 million, or $0.70 per diluted share, in the prior year's fourth fiscal quarter. For the fourth quarters of fiscal 2020 and fiscal 2019, GAAP net income was significantly adversely impacted by purchase accounting adjustments associated with our acquisitions.

Non-GAAP net income for the fourth quarter of fiscal 2020 was $375.5 million, or $1.46 per diluted share, up from non-GAAP net income of $370.4 million, or $1.48 per diluted share, in the prior year's fourth fiscal quarter. For the fourth quarters of fiscal 2020 and fiscal 2019, our non-GAAP results exclude the effect of share-based compensation, COVID-19 shelter-in-place restrictions on manufacturing activities, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, excess capacity charges to normalize acquired inventory levels, severance and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, IT security remediation costs, non-cash interest expense on our convertible debentures, losses on the settlement of debt, and gains and losses related to available-for-sale investments. For the fourth quarters of fiscal 2020 and fiscal 2019, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

GAAP net sales for the fiscal year ended March 31, 2020 were $5.274 billion, a decrease of 1.4% from net sales of $5.350 billion in the prior fiscal year.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2020
Financial Results

GAAP net income for the fiscal year ended March 31, 2020 was $570.6 million, or $2.23 per diluted share, an increase of 60.3% from net income of $355.9 million, or $1.42 per diluted share in the prior fiscal year. Fiscal 2020 and fiscal 2019 GAAP net income were significantly adversely impacted by purchase accounting adjustments associated with our acquisitions. The current year's GAAP net income was significantly positively impacted by the tax benefit related to the intra-group transfer of certain intellectual property rights.

Non-GAAP net income for the fiscal year ended March 31, 2020 was $1.440 billion, or $5.62 per diluted share, a decrease of 7.3% from net income of $1.553 billion, or $6.21 per diluted share, in the prior fiscal year. See the "Use of Non-GAAP Financial Measures" section of this release.

Prior to the fourth quarter of fiscal 2019, we reported non-GAAP net sales based on end-market demand, which excluded the effect of our distributors increasing or decreasing their inventory holdings. Beginning with the fourth quarter of fiscal 2019, we changed the information included in our financial guidance and provide net sales guidance based on sell-in revenue recognition under the new GAAP standard.

Microchip announced today that its Board of Directors has declared a record quarterly cash dividend on its common stock of 36.75 cents per share. The quarterly dividend is payable on June 4, 2020 to stockholders of record on May 21, 2020.

"The March quarter had unusual business challenges as the effects of COVID-19 pandemic unfolded in many dimensions," said Steve Sanghi, Chief Executive Officer. "I am proud of how rapidly the Microchip team adapted to the new constraints we faced so that our employees would be safe, our customers could be well served and our partners engaged to ensure mutual success despite the challenges we faced."

Mr. Sanghi added, "Despite the COVID-19 pandemic challenges, we delivered 3% sequential net sales growth compared to our early March updated guidance which was for net sales to be about flat. We also delivered outstanding non-GAAP gross margin of 62% and operating margin of 36.6%, while reducing our days of inventory from 129 days to 122 days. We believe our inventory is well-positioned to serve the needs of our customers."

"Last month Gartner reported their microcontroller market share data for calendar year 2019," said Ganesh Moorthy, President and Chief Operating Officer. "We are pleased to report that we expanded our market share in 8-bit, 16-bit and 32-bit microcontrollers and grew faster in all three product categories when compared to their respective markets.  From an end-market demand standpoint, our 32-bit microcontrollers in the March quarter

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Microchip Technology Reports
Fourth Quarter and Fiscal 2020
Financial Results

represented an all-time record of just over $340 million, or about 47% of our microcontroller end market demand. Our microcontroller portfolio and roadmap have never been stronger, and we believe we have the new product momentum and customer engagement to continue to gain even more share in 2020."

Mr. Moorthy added, "The COVID-19 pandemic created varying degrees of constraints on our global manufacturing operations and supply chain during the March quarter, starting with China shutting down for several weeks and expanding into many other locations that shut down with little notice. Our operations team nimbly adjusted to constraints as they emerged, and implemented our contingency plans where needed, to ensure that we continued to serve customer needs despite the challenges. The broader Microchip team also rapidly transformed business processes to run remotely, resulting in enhanced customer engagement for new designs and high effectiveness for internal collaboration to serve customers."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "We continued to aggressively pay down our debt with another $236.0 million of payments during the March quarter, reflecting a cumulative debt pay down of $2.222 billion over the past seven quarters, as we have actively managed the working capital requirements for the business. We also repurchased a portion of our convertible debt at attractive terms, which will significantly reduce share count dilution to the extent our stock price appreciates over time."

Mr. Sanghi concluded, "Microchip's book-to-bill ratio in the March quarter was very strong at 1.17. Although our backlog for the June quarter started out much higher than the opening backlog for the March quarter, we have seen a combination of deteriorating bookings, customer pushout of orders and cancellations since the middle of April. We believe our backlog position for the June quarter will continue to deteriorate compared to the March quarter due to the combined effect of supply chain disruptions, customer factory closures and demand destruction. Taking these factors into consideration, we expect our net sales in the June quarter to be down between 2% and 10% sequentially. The broad guidance range is to help account for the uncertainty caused by the COVID-19 pandemic."

Microchip's Highlights for the Quarter Ended March 31, 2020:

•
Announced joining the Responsible Business Alliance (RBA), a nonprofit coalition of companies dedicated to the improvement of social, environmental and ethical conditions in their global supply chains.

•
Expanded its Silicon Carbide family of power electronics to provide system level improvements in efficiency, size and reliability, with 700, 1200 and 1700V SBD-based power modules that maximize switching efficiency, reduce thermal rise and allow a smaller system footprint.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2020
Financial Results

•
Introduced a new cryptography-enabled microcontroller, the CEC1712 MCU with Soteria-G2 custom firmware, designed to stop malicious malware such as rootkit and bootkit for systems that boot from external Serial Peripheral Interface flash memory.

•
Unveiled a range of embedded IoT solutions for rapid prototyping with enabling cloud connectivity to all MCUs and MPUs. When designing IoT solutions, developers can quickly, easily and securely connect to any cloud using Wi-Fi, Bluetooth and narrow band 5G technologies.

•	Announced the PIC18-Q43 family which combines more Core Independent Peripherals and an extensive development tool ecosystem for improved designs in real-time control and connected applications.

•
Announced TÜV SÜD certification of its MPLAB® XC compilers for functional safety, significantly simplifying the functional safety qualification process for Microchip’s PIC®, AVR® and SAM microcontrollers and dsPIC® Digital Signal Controllers. To further simplify testing and diagnostics, Microchip also introduced MPLAB Code Coverage license.

•
Announced the industry’s first space-qualified Ethernet transceiver, a radiation-tolerant device based on a commercial off-the-shelf solution deployed in other industries now offering reliable performance for applications ranging from launch vehicles to satellite constellations and space stations. In addition to the VSC8541RT transceiver, the company received final qualification for the new SAM3X8ERT microcontroller.

•
Introduced the MAC-SA5X miniaturized rubidium atomic clock, the industry’s highest performance atomic clock for its size and power. The device also delivers a wider thermal range, critical performance improvements and other enhancements over previously available technology.

First Quarter Fiscal Year 2021 Outlook:

Beginning with the fiscal quarter ending March 31, 2019, we changed the information included in our financial guidance in response to comments from and discussions with the Staff of the Securities and Exchange Commission. We are now providing net sales guidance based on sell-in revenue recognition under the new GAAP standard. We are also providing guidance and reporting non-GAAP gross margin percentage, operating expense percentage, operating profit percentages and diluted earnings per share based on sell-in GAAP revenue. We are also providing information on end-market demand so that investors will have information on the consumption in

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Microchip Technology Reports
Fourth Quarter and Fiscal 2020
Financial Results

the marketplace of our products by our customers or our distributors. We do not use end-market demand for any of our non-GAAP income statement calculations. Please see "Use of End-Market Demand Metric" below for information on how we calculate end-market demand.

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. We are not able to predict whether inventory at our distributors will increase or decrease and are therefore providing a range of GAAP net sales guidance. In recent years, we have seen net inventory at our distributors increase or decrease by a significant amount in a single quarter.

Microchip Consolidated Guidance
Net Sales	$1.194 to $1.300 billion
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]
Gross Margin	59.8% to 60.6%	$7.6 to $8.4 million	60.4% to 61.2%
Operating Expenses[2]	46.5% to 48.9%	$283.0 to $287.0 million	24.4% to 25.2%
Operating Income	10.9% to 14.1%	$290.6 to $295.4 million	35.2% to 36.8%
Other Expense, net	$106.0 to $108.0 million	$27.0 million	$79.0 to $81.0 million
Income Tax Provision (Benefit)	($4.0) to ($10.0) million[3]	$27.8 to $34.2 million	$23.8 to $24.2 million[4]
Net Income	$33.6 to $78.9 million	$283.7 to $294.6 million	$317.3 to $373.5 million
Diluted Common Shares Outstanding	Approximately 254.5 to 257.2 million shares		Approximately 254.5 to 257.2 million shares
Earnings per Diluted Share	$0.13 to $0.31	$1.12 to $1.14	$1.25 to $1.45

[1]	See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.

[2]
We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending June 30, 2020. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending June 30, 2020.

[3]	The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.

[4]	Represents expected cash tax rate for fiscal 2021 excluding any transition tax payments associated with the Tax Cuts and Jobs Act.

•
Microchip's inventory days in the June 2020 quarter are expected to be in the range of 116 to 130 days, compared to 122 days at March 31, 2020. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending June 30, 2020 are expected to be between $12 million and $18 million. Capital expenditures for all of fiscal 2021 are expected to be between $50 million and $70 million. We are continuing to invest in the equipment needed to support the growth of our production capabilities for

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Microchip Technology Reports
Fourth Quarter and Fiscal 2020
Financial Results

fast-growing new products and technologies and to bring in-house more of the assembly and test operations that are currently outsourced.

Use of End-Market Demand Metric: End-market demand is the net dollar amount of our products, licensing revenue and other services delivered to our direct (non-distributor) customers and by our distributors to their customers. We are able to calculate end-market demand based on information that our distributors provide us about their product shipments to their customers and inventory holdings. The value of end-market demand from our distributors is calculated as the net transaction value of these shipments. We believe that our end-market demand metric reflects true end-market demand based on when product is sold to direct customers or by our distributors to an end customer.

Under the new GAAP revenue recognition standard, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. Therefore, the elements of our internal performance and executive and employee compensation metrics that are based on sales and operating results are measured using the value of the end-market demand for our products. We use end-market demand for these purposes because we do not believe that the underlying value of our business benefits from increases in the value of inventory that is held in the supply chain. As many of our products are designed into customer applications with relatively long lives, such value is only realized when the end-market demand is created and the supply chain sells the inventory to the end customer. We believe the use of end-market demand is also important to investors and users of our financial statements as it reflects the final outcome of our sales activities whereas our GAAP net sales are based on estimates made earlier in (or before the end of) the process of creating and fulfilling demand is complete. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires. Management uses end-market demand to manage and assess the profitability of our business and when developing and monitoring our budgets and spending. Many of our investors have requested that we disclose end-market demand metric because they believe it is useful in understanding our performance as it provides better information regarding end-market demand for our products. Therefore, we believe that it is useful to investors for us to disclose end-market demand. Our determination of end-market demand metric might not be the same as similarly titled measures used by other companies.

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, COVID-19 shelter-in-place restrictions on manufacturing activities, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, excess capacity charges to normalize acquired inventory levels, severance and other restructuring costs, and legal and other

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Microchip Technology Reports
Fourth Quarter and Fiscal 2020
Financial Results

general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, IT security remediation costs, non-cash interest expense on our convertible debentures, losses on the settlement of debt, and gains and losses on available-for-sale investments. For fiscal 2020 and 2019, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross margin fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries;

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Microchip Technology Reports
Fourth Quarter and Fiscal 2020
Financial Results

inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the June 2020 quarter between $80 and $90 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions except per share amounts) (unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Net sales	$1,326.4	$1,329.8	$5,274.2	$5,349.5
Cost of sales	512.5	509.3	2,032.1	2,418.2
Gross profit	813.9	820.5	3,242.1	2,931.3

Research and development	221.8	214.8	877.8	826.3
Selling, general and administrative	165.7	167.5	676.6	682.9
Amortization of acquired intangible assets	248.5	176.9	993.9	674.1
Special charges (income) and other, net	17.2	(23.3)	46.7	33.7
Operating expenses	653.2	535.9	2,595.0	2,217.0

Operating income	160.7	284.6	647.1	714.3
Losses on equity method investments	—	(0.1)	—	(0.2)
Other expense, net	(114.9)	(133.3)	(496.7)	(509.6)

Income before income taxes	45.8	151.2	150.4	204.5
Income tax benefit	(54.1)	(23.5)	(420.2)	(151.4)
Net income	$99.9	$174.7	$570.6	$355.9

Basic net income per common share	$0.42	$0.74	$2.39	$1.51
Diluted net income per common share	$0.39	$0.70	$2.23	$1.42

Basic common shares outstanding	240.1	237.2	238.9	236.2
Diluted common shares outstanding	257.3	250.9	256.2	249.9

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in millions)

ASSETS

	March 31,	March 31,
	2020	2019
	(Unaudited)
Cash and short-term investments	$403.0	$430.9
Accounts receivable, net	934.0	880.6
Inventories	685.7	711.7
Other current assets	194.5	191.6
Total current assets	2,217.2	2,214.8

Property, plant and equipment, net	876.1	996.7
Other assets	14,332.8	15,138.5
Total assets	$17,426.1	$18,350.0

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,028.6	$1,013.7
Current portion of long-term debt	608.8	1,360.8
Total current liabilities	1,637.4	2,374.5

Long-term debt	8,873.4	8,946.2
Long-term income tax payable	668.4	756.2
Long-term deferred tax liability	318.5	706.1
Other long-term liabilities	342.9	279.5

Stockholders' equity	5,585.5	5,287.5
Total liabilities and stockholders' equity	$17,426.1	$18,350.0

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions except per share amounts and percentages)
(unaudited)

The non-GAAP results for the three and twelve months ended March 31, 2019 in the following reconciliation tables have been adjusted from previously reported amounts. The percentages are now calculated based on GAAP net sales whereas the previously reported percentages were calculated based on non-GAAP net sales, which included the impact of changes in distributor inventory levels (sell-through). Please refer to our prior year earnings releases for the previously reported non-GAAP figures.

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Gross profit, as reported	$813.9	$820.5	$3,242.1	$2,931.3
Share-based compensation expense	5.1	4.0	20.9	14.9
COVID-19 shelter-in-place restrictions on manufacturing activities	3.3	—	3.3	—
Acquisition-related costs	—	0.6	—	0.8
Excess capacity charges to normalize acquired inventory levels	—	—	—	2.3
Acquired inventory valuation costs	—	1.8	—	365.7
Non-GAAP gross profit	$822.3	$826.9	$3,266.3	$3,315.0
Non-GAAP gross profit percentage	62.0%	62.2%	61.9%	62.0%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Research and development expenses, as reported	$221.8	$214.8	$877.8	$826.3
Share-based compensation expense	(19.9)	(18.8)	(82.9)	(72.0)
Acquisition-related costs	—	(0.1)	(0.1)	(1.4)
Non-GAAP research and development expenses	$201.9	$195.9	$794.8	$752.9
Non-GAAP research and development expenses as a percentage of net sales	15.2%	14.7%	15.1%	14.1%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Selling, general and administrative expenses, as reported	$165.7	$167.5	$676.6	$682.9
Share-based compensation expense	(15.7)	(16.3)	(66.4)	(62.3)
Acquisition-related costs	(10.9)	(4.3)	(35.7)	(41.9)
Professional services associated with certain legal matters	(3.3)	—	(3.3)	—
IT security remediation	(1.1)	—	(6.8)	—
Non-GAAP selling, general and administrative expenses	$134.7	$146.9	$564.4	$578.7
Non-GAAP selling, general and administrative expenses as a percentage of net sales	10.2%	11.0%	10.7%	10.8%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Operating expenses, as reported	$653.2	$535.9	$2,595.0	$2,217.0
Share-based compensation expense	(35.6)	(35.1)	(149.3)	(134.3)
Acquisition-related costs	(10.9)	(4.4)	(35.8)	(43.3)
Professional services associated with certain legal matters	(3.3)	—	(3.3)	—
IT security remediation	(1.1)	—	(6.8)	—
Amortization of acquired intangible assets	(248.5)	(176.9)	(993.9)	(674.1)
Special charges (income) and other, net	(17.2)	23.3	(46.7)	(33.7)
Non-GAAP operating expenses	$336.6	$342.8	$1,359.2	$1,331.6
Non-GAAP operating expenses as a percentage of net sales	25.4%	25.8%	25.7%	24.9%

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RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Operating income, as reported	$160.7	$284.6	$647.1	$714.3
Share-based compensation expense	40.7	39.1	170.2	149.2
COVID-19 shelter-in-place restrictions on manufacturing activities	3.3	—	3.3	—
Acquisition-related costs	10.9	5.0	35.8	44.1
Professional services associated with certain legal matters	3.3	—	3.3	—
IT security remediation	1.1	—	6.8	—
Excess capacity charges to normalize acquired inventory levels	—	—	—	2.3
Acquired inventory valuation costs	—	1.8	—	365.7
Amortization of acquired intangible assets	248.5	176.9	993.9	674.1
Special charges (income) and other, net	17.2	(23.3)	46.7	33.7
Non-GAAP operating income	$485.7	$484.1	$1,907.1	$1,983.4
Non-GAAP operating income as a percentage of net sales	36.6%	36.4%	36.2%	37.1%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Other expense, net, as reported	$(114.9)	$(133.3)	$(496.7)	$(509.6)
Loss on settlement of debt	3.4	8.3	5.4	12.6
Non-cash other expense, net	31.0	29.7	122.6	124.3
Acquisition-related other income	—	(12.5)	—	(12.5)
(Gains) losses on available-for-sale investments	(1.5)	(0.7)	(2.6)	6.0
Non-GAAP other expense, net	$(82.0)	$(108.5)	$(371.3)	$(379.2)
Non-GAAP other expense, net, as a percentage of net sales	(6.2)%	(8.2)%	(7.0)%	(7.1)%

RECONCILIATION OF GAAP INCOME TAX BENEFIT TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Income tax benefit, as reported	$(54.1)	$(23.5)	$(420.2)	$(151.4)
Income tax rate, as reported	(118.1)%	(15.5)%	(279.4)%	(74.0)%
Other non-GAAP tax adjustment	82.3	28.6	516.4	202.5
Non-GAAP income tax provision	$28.2	$5.1	$96.2	$51.1
Non-GAAP income tax rate	7.0%	1.4%	6.3%	3.2%

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RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Net income, as reported	$99.9	$174.7	$570.6	$355.9
Share-based compensation expense	40.7	39.1	170.2	149.2
COVID-19 shelter-in-place restrictions on manufacturing activities	3.3	—	3.3	—
Acquisition-related costs	10.9	5.0	35.8	44.1
Professional services associated with certain legal matters	3.3	—	3.3	—
IT security remediation	1.1	—	6.8	—
Excess capacity charges to normalize acquired inventory levels	—	—	—	2.3
Acquired inventory valuation costs	—	1.8	—	365.7
Amortization of acquired intangible assets	248.5	176.9	993.9	674.1
Special charges (income) and other, net	17.2	(23.3)	46.7	33.7
Loss on settlement of debt	3.4	8.3	5.4	12.6
Non-cash other expense, net	31.0	29.7	122.6	124.3
Acquisition-related other income	—	(12.5)	—	(12.5)
(Gains) losses on available-for-sale investments	(1.5)	(0.7)	(2.6)	6.0
Other non-GAAP tax adjustment	(82.3)	(28.6)	(516.4)	(202.5)
Non-GAAP net income	$375.5	$370.4	$1,439.6	$1,552.9
Non-GAAP net income as a percentage of net sales	28.3%	27.9%	27.3%	29.0%
GAAP net income as a percentage of net sales	7.5%	13.1%	10.8%	6.7%
Diluted net income per common share, as reported	$0.39	$0.70	$2.23	$1.42
Non-GAAP diluted net income per common share	$1.46	$1.48	$5.62	$6.21
Diluted common shares outstanding, as reported	257.3	250.9	256.2	249.9
Diluted common shares outstanding non-GAAP	257.3	250.9	256.2	249.9

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Microchip Technology Reports
Fourth Quarter and Fiscal 2020
Financial Results

Microchip will host a conference call today, May 7, 2020 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until May 21, 2020.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on May 7, 2020 and will remain available until 5:00 p.m. (Eastern Time) on May 21, 2020. Interested parties may listen to the replay by dialing 404-537-3406 and entering access code 5647646.

Cautionary Statement:

The statements in this release relating to our belief that our inventory is well-positioned to serve the needs of our customers, that our microcontroller portfolio and roadmap have never been stronger, that we believe we have the new product momentum and customer engagement to continue to gain more market share in 2020, actively managing the working capital requirements for the business, that our convertible debt repurchase will significantly reduce share count dilution to the extent our stock price appreciates over time, the combined effect of supply chain disruptions, customer factory closures and demand destruction, that we believe our backlog position for the June quarter will continue to deteriorate, that we expect our net sales in the June 2020 quarter to be down between 2% and 10% sequentially, that the broad guidance range is to help account for the uncertainty caused by the COVID-19 pandemic, our first quarter fiscal 2021 guidance for net sales and GAAP and non-GAAP gross margin, operating expenses, operating income, other expense, net, income tax provision (benefit), net income, diluted common shares outstanding, earnings per diluted share, expected inventory days in the June 2020 quarter, capital expenditures for the June 2020 quarter and for all of fiscal 2021, continuing to invest to support the growth of our production capabilities for fast-growing new products and technologies and to bring in-house more of the assembly and test operations that are currently outsourced, our belief that our end-market demand metric reflects true end-market demand based on when product is sold to direct customers or by our distributors to an end customer and our assumed average stock price in the June 2020 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued economic uncertainty due to the impact of the COVID-19 virus, monetary policy, political, geopolitical, trade or other issues in the U.S. or internationally, any further unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products and the products of our customers; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of current and future changes in U.S. corporate tax laws (including the Tax Cuts and Jobs Act of 2017), foreign currency effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; chang

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Microchip Technology Reports
Fourth Quarter and Fiscal 2020
Financial Results

es in utilization of our manufacturing capacity and our ability to effectively manage and expand our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; changes or fluctuations in customer order patterns and seasonality; the impact of any future significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future litigation or other matters involving our Microsemi acquisition, the Microsemi business, intellectual property, customers, or other issues; the costs and outcome of any current or future tax audit or investigation regarding our business or the business of Microsemi, our actual average stock price in the June 2020 quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns (including the COVID-19 virus) or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 7, 2020 press release, or to reflect the occurrence of unanticipated events.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2020
Financial Results

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. The company's solutions serve more than 120,000 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo, PIC, AVR, MPLAB and dsPIC are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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